  Exhibit 99.1
Pure Cycle Corporation Announces
Water Service Acquisition
for $1,600,000

Denver, Colorado – December 19, 2016 – Pure Cycle Corporation (NASDAQ Capital Market: PCYO) (“Pure Cycle” or the “Company”) announced today that the Rangeview Metropolitan District (“Rangeview”) has entered into an agreement that upon closing will result in Pure Cycle, in its capacity as the exclusive service provider for Rangeview, acquiring the right to provide water service to Wild Pointe Ranch (“Wild Pointe”) located in unincorporated Elbert County Colorado.
Wild Pointe is located approximately 14 miles south of the Company’s Lowry Range service. The development includes approximately 120 existing residential and commercial service connections which at buildout may grow to more than 250 connections. The Company will operate and maintain the water system and will collect future water tap fees for new customers added to the system along with monthly water service revenues. Annual water service revenues at Wild Pointe currently total approximately $140,000 and are anticipated to grow to about $350,000 at buildout. The completion of the development may add an additional $2.5 million in residential and commercial water tap fees.
The closing is subject to various closing conditions, including Rangeview’s satisfaction with the title to the water rights used to serve Wild Pointe. The title report on the water rights is to be provided within the next 60 days.
“Wild Pointe is strategically located in unincorporated Elbert County which borders the southern boundary of the Lowry Range. The area has numerous small independent water systems, and we believe we can provide significant efficiency and value by operating these systems in a more unified, regional manner in conjunction with our other systems including, in some cases, bringing new water supplies to the region,” commented Mark Harding, President of Pure Cycle. “This acquisition is part of our continuing strategy to expand and grow our wholesale utility segment both organically at our Sky Ranch development and through strategic acquisitions,” continued Mr. Harding.
Company Information
Pure Cycle owns water assets in the Denver, Colorado metropolitan area. Pure Cycle provides water and wastewater services to customers located in the Denver metropolitan area including the design, construction, operation and maintenance of water and wastewater systems.
Additional information including our recent press releases and Annual Reports are available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, at 303-292-3456 or at info@purecyclewater.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as statements about expected water service connections, revenues and tap fees at buildout. The words “anticipate,” “likely,” “may,” “should,” “could,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend” and similar expressions are intended to identify forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ from projected results include, without limitation: the possibility that the parties to the water service agreement may be unable to satisfy the conditions to closing the proposed transactions; the proposed transaction may involve unexpected costs; the risk factors discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K; and those factors discussed from time to time in our press releases, public statement and documents filed or furnished with the U.S. Securities and Exchange Commission. Except as required by law, we disclaim any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.